SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) August 29, 2003

                           Commerce Group Corp.
      ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Wisconsin                     1-7375                 39-1942961
-------------------------------------------------------------------------
  State or other          (Commission File Number)      (IRS Employer
 jurisdiction of                                      Identification No.)
  incorporation)

        6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
-------------------------------------------------------------------------
        (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

ITEM 5.  OTHER EVENTS MATERIAL DISCLOSURE

This may be used as a news release after the filing of this Securities and Exchange Commission Form 8-K:

COMMERCE GROUP CORP. FORMALLY RECEIVES 20-YEAR EL SALVADOR EXPLOITATION CONCESSION/LICENSE

Milwaukee, Wisconsin--Commerce Group Corp. (Commerce) is very pleased to affirm that on August 29, 2003, the Office of the El Salvador Minister of Economy formally presented it with the twenty-year Renewed San Sebastian Gold Mine (SSGM) Exploitation Concession/License (dated August 18, 2003). This extension of time provides Commerce with the continuous right to extract and process gold and silver from the SSGM. Mining records evidence that over one million ounces of gold have been extracted in previous years. Commerce believes that there are over four million ounces of gold to draw out of this mine. Commerce has produced gold from the SSGM from 1972 to 1978 and from 1995 to 2001.

This concession/license, coupled with the exploration concession/license referred to as the "New SSGM" which was granted by the El Salvador Minister of Economy's office on March 3, 2003, provides Commerce with a new opportunity to broaden the mineralization area and to increase its gold ore reserves. This entire area, including the 1.23 square kilometer exploration concession/license, consists of 42 square kilometers or 10,374 acres. There are strong mineralization indications that suggest that there could be a larger expansion of the SSGM gold ore reserves.

Commerce's primary objective is to enhance share value by expanding the gold ore reserves, joint venturing with other gold mining entities, and when back in production, earning an above average profit. In addition, Commerce is aggressively pursuing the acquisition or merger of businesses.

Commerce is in the process of raising sufficient funds to expand its San Cristobal Mill and Plant, to construct an open-pit, heap-leach operation at the SSGM, and to explore the potential of the La Lola Mine, the Tabanco Mine and the Santa Lucia Mine, along with the surrounding area.

Commerce has an application pending with the El Salvador Director of Hydrocarbons and Mines to obtain another exploration license for the 45 square kilometer area known as the Nueva Esparta, which has eight formerly operative mines. This exploration area abuts the north end of the New SSGM concession/license.

Actual results may differ materially from any forward-looking statement whether expressed or implied in this announcement. The following risks and uncertainties which could cause actual results to vary include, but are not limited to: speculative nature of mineral exploration, precious metals prices, production and reserve estimates, production costs, cash flows, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events, etc. Most of these factors are beyond the Commerce's ability to control or predict.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE GROUP CORP.
                              (Registrant)


Date:  September 3, 2003      /s/ Edward L. Machulak
                              ----------------------------------
                              By:  Edward L. Machulak, President


                                   2